United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended February 28, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$737,110
Unrealized Gain (Loss) on Market Value of Futures	(1,845,650)
Dividend Income	723
Interest Income	293
ETF Transaction Fees	2,100
Total Income (Loss)	$(1,105,424)

Expenses
General Partner Management Fees	$25,043
Brokerage Commissions	2,673
Prepaid Insurance Expense	383
Non-interested Directors' Fees and Expenses	364
Other Expenses	9,576
Total Expenses	38,039
Expense Waiver	(4,581)
Net Expenses	$33,458
Net Income (Loss)	$(1,138,882)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 2/1/13	$47,334,729
Additions (150,000 Units)	12,983,038
Withdrawals (250,000 Units)	(21,557,525)
Net Income (Loss)	(1,138,882)

Net Asset Value End of Month	$37,621,360
Net Asset Value Per Unit (450,000 Units)	$83.60

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612